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                                                                      EXHIBIT 23

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52516) pertaining to the 2000 Stock Plan of Stratos Lightwave, Inc. of our report dated June 6, 2001, with respect to the consolidated financial statements and schedule of Stratos Lightwave, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended April 30, 2001.

                                          /s/ Ernst & Young LLP

Chicago, IL
July 24, 2001